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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of EMCORE Corporation on Form S-8 (File Nos. 333-27507, 333-36445, 333-39547 and 333-45827) of our report dated November 3, 1997, except for Note 15, as to which the date is December 5, 1997, on our audits of the financial statements and financial statement schedule of EMCORE Corporation as of September 30, 1997 and 1996, and for the three years ended September 30, 1997, which report is included in this Annual Report on Form 10-K/A.



                                        PricewaterhouseCoopers LLP



Florham Park, New Jersey
May 17, 1999